Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-8, dated June 3, 2004, the reference to our report dated March 31, 2004 with respect to the Financial Statements of Kaire Holdings Incorporated, for the year ended December 31, 2003.

/s/ Pohl, McNabola, Berg & Company LLP
Pohl, McNabola, Berg & Company LLP
June 3, 2004
San Francisco, California